Exhibit 10.1

CUSTODY AGREEMENT

This CUSTODY AGREEMENT dated this 12th day of March, 2023 (the “Custody Agreement”), is entered into by and between Social Leverage Acquisition Corp I, a Delaware corporation (“Beneficiary”), and Social Leverage Acquisition Sponsor I LLC, a Delaware limited liability company, as Custodian (the “Custodian”).

RECITALS

WHEREAS, the Beneficiary desires for the Custodian to hold amounts in deposit in an account, which may be a new or existing account and need not be segregated (the “Custody Account”), and to make disbursements in accordance with this Custody Agreement, and the Custodian agrees to hold and distribute such amounts (the “Custody Funds”) in accordance with the terms of this Custody Agreement;

NOW THEREFORE, in consideration of the promises herein, the parties hereto agree as follows:

ARTICLE 1  Custody Deposit, Distribution, and Investment

Section 1.1	Deposit of Custody Funds. The Beneficiary hereby appoints the Custodian as its Custodian, and the Custodian hereby accepts its duties as provided herein. Upon the execution and delivery of this Custody Agreement, the Beneficiary may transfer $104,000 (or cause to be transferred) by wire transfer of immediately available funds to be held, disbursed and invested as provided in this Custody Agreement. For the avoidance of doubt, the Custody Funds shall not accrue interest. The Custody Funds may be held in a new or existing account of the Custodian or any of its affiliates, which account need not be segregated.

Section 1.2	Disbursements and Release. The Beneficiary shall deliver to the Custodian a written instruction (an “Instruction”), signed by an authorized representative of the Beneficiary, with respect to any release of Custody Funds. Upon receipt of an Instruction, the Custodian shall promptly disburse Custody Funds in accordance with such Instruction.

Section 1.3	Tax Reporting. With respect to any payments or distributions made pursuant to this Custody Agreement by the Custodian, the Custodian shall not be deemed the Payor, as defined under the Internal Revenue Code of 1986, as amended, and shall have no responsibility for preparing or conducting any tax reporting. The Custodian’s engagement is purely ministerial in nature and conducted upon receipt of written direction from the Beneficiary, and the Custodian shall be entitled to rely conclusively and without further inquiry on such written direction.

ARTICLE 2  Duties of the Custodian

Section 2.1	Scope of Responsibility. Notwithstanding any provision to the contrary, the Custodian is obligated only to perform the duties specifically set forth in this Custody Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Custodian be deemed to be a fiduciary to the Beneficiary or any other person under this Custody Agreement.

Section 2.2	Right Not Duty Undertaken. The permissive rights of the Custodian to do things enumerated in this Custody Agreement shall not be construed as duties and, with respect to such permissive rights, the Custodian shall not be answerable for other than its gross negligence or willful misconduct.

ARTICLE 3  Provisions Concerning the Custodian

Section 3.1	Indemnification. The Beneficiary hereby agrees to defend, release and indemnify the Custodian, its directors, officers, employees, affiliates, equityholders and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature (whether brought by the Beneficiary or third-party) (including, without limitation, reasonable attorney’s fees and expenses and the costs of enforcement of this Custody Agreement, the indemnifications provided herein, or any provision thereof) which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Custodian under this Custody Agreement or arising out of the existence of the Custody Account, except to the extent the same shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the Indemnified Parties’ gross negligence or willful misconduct.

Section 3.2	Limitation of Liability. THE CUSTODIAN SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED BY A COURT OF COMPETENT JURISDICTION TO HAVE DIRECTLY RESULTED FROM THE CUSTODIAN’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE CUSTODIAN AND THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3	Termination. Upon the disbursement of all Custody Funds, this Custody Agreement shall terminate and be of no further force and effect.

ARTICLE 4  Miscellaneous

Section 4.1	Successors and Assigns. This Custody Agreement shall be binding on and inure to the benefit of the Beneficiary and the Custodian and their respective successors and permitted assigns. No other persons shall have any rights under this Custody Agreement. Assignment of the interest of the Beneficiary shall require the prior written consent of the Custodian.

Section 4.2	Notices. All notices, requests, demands, and other communications required or permitted under this Custody Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) by email with a pdf attachment, (ii) by overnight delivery with a reputable national overnight delivery service, or (iii) by mail or by certified mail, return receipt requested, and postage prepaid.

If to the Beneficiary:

Social Leverage Acquisition Corp I

8390 W. Via De Ventura, Suite F110-207

Scottsdale, Arizona 85258

Attention: Howard Lindzon

Email: Howard@lindzon.com

If to the Custodian:

Social Leverage Acquisition Sponsor I LLC

8390 W. Via De Ventura, Suite F110-207

Scottsdale, Arizona 85258

Attention: Howard Lindzon

Email: Howard@lindzon.com

Section 4.3	Governing Law. The rights and obligations of the parties shall be governed by, and this Custody Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of New York excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the County of New York, New York, (ii) waive any objection to the laying of venue in any suit, action or proceeding arising out of this Custody Agreement in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 4.4	Entire Agreement. This Custody Agreement sets forth the entire agreement and understanding of the parties related to the Custody Funds and supersedes all prior agreements and understandings, oral or written. This Custody Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

Section 4.5	Amendment. This Custody Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Beneficiary and the Custodian.

Section 4.6	Electronic Signatures, Counterparts. This Custody Agreement and related notices, demands and other communications related thereto may be executed by the parties hereto individually or in any number of combinations, in one or more counterparts (including by means of electronically signed, telecopied or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

Section 4.7	Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION RELATING TO OR ARISING OUT OF THIS CUSTODY AGREEMENT.

Section 4.8	Trust Waiver. Notwithstanding anything herein to the contrary, the Custodian hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Beneficiary and into which substantially all of the proceeds of the public offering of the Beneficiary’s initial public offering were deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Custody Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

[Signature page follows]

IN WITNESS WHEREOF, this Custody Agreement has been duly executed as of the date first written above.

SOCIAL LEVERAGE ACQUISITION CORP I

By:	/s/ Douglas Horlick
Name:	Douglas Horlick
Title:	President & COO

SOCIAL LEVERAGE ACQUISITION SPONSOR I LLC, as
Custodian

By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Executive Chairman

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